UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2000
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                            Gibbs Construction, Inc..
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               (Exact name of issuer as specified in its charter)


Texas                              1-14088                     75-2095676
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(State or other jurisdiction    (Commission File             (I.R.S.Employer
of incorporation)                   Number)                  Identification No.)

1855 Wall Street, Garland, TX                                    75041
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(Address of principal executive offices)                      (Zip Code)



(Registrant's telephone number, including area code: (972) 278-3433


              (Former name, former address and former fiscal year,
                         if changed since last report)




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Item 5. Other Events

On February 4, 2000, the registrant release the following press release:

GIBBS CONSTRUCTION ANNOUNCES FUNDING ASSISTANCE AGREEMENT AND OPERATING LOSSES

GARLAND, TEXAS- (BUSINESS WIRE)-Feb 4, 2000-Gibbs Construction, Inc. (Nasdaq:GBSE-news) announced today that it has requested and received financial assistance from one of its principal sureties relating to the Company's temporary lack of cash flow to make certain payments relative to bonded construction contracts.

Effective Jan. 18, 2000, Gibbs Construction, Inc., and its two principal stockholders, Danny Gibbs and Tony Gibbs, entered into a joint control and escrow agreement whereby the surety has agreed to provide funds to complete contract obligations and pay vendors.

As part of the agreement, Gibbs Construction agreed to grant the surety a security interest in certain Company assets, and Danny and Tony Gibbs agreed to grant the surety a security interest in their ownership of 2,000,000 shares of the Company's stock.

Danny Gibbs, the Company's president, stated, "Two of these five bonded contracts have resulted in significant losses. In addition, the company has experienced a temporary decline in new business from some of our core clients such as Just For Feet and Office Max resulting in a decrease of our backlog of business. To compensate, the Company is pursuing an aggressive marketing strategy."

The Company also announced that it has reorganized its staff to enable it to operate efficiently at 60% of its former level. Gibbs continued, "The reorganization of our staff and reduction of expenses wherever possible will improve our ability to operate at lower cost, although we expect operating losses to continue through the current quarter. Certainly, the Company is gratified by our surety's assistance and obvious display of confidence in our experienced construction team by working with us during this time of adjustment. Management is totally committed to fully develop its opportunities for improvement of shareholder value as diligently and creatively as possible."

Gibbs is a general contractor providing construction services for retail, office, and specialty real estate. Headquartered in Garland, Texas, the company has completed real estate construction projects in the US and Puerto Rico.

This press release contains forward-look statements which reflect management's best judgement based on currently known information. Forward-looking statements n this news release are made pursuant to the safe harbor provisions of Federal Securities Laws.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.

Date: February 14, 2000
                                                      Gibbs Construction, Inc

                                                      /s/ Danny R. Gibbs
                                                      Danny R. Gibbs, President